ALLEGION REPORTS FIRST-QUARTER 2022 FINANCIAL RESULTS,
RAISES FULL-YEAR 2022 REVENUE OUTLOOK,
REAFFIRMS FULL-YEAR 2022 EPS OUTLOOK

•First-quarter 2022 net earnings per share (EPS) of $1.05, compared with 2021 EPS of $1.18; First-quarter 2022 adjusted EPS of $1.07, down 10.8 percent compared with 2021 adjusted EPS of $1.20
•First-quarter 2022 revenues of $723.6 million, up 4.2 percent on a reported basis and up 6.4 percent on an organic basis
•First-quarter 2022 operating margin of 16.2 percent, compared with 2021 operating margin of 18.9 percent; Adjusted operating margin of 16.9 percent, down 240 basis points compared with 2021 adjusted operating margin of 19.3 percent
•Raising 2022 full-year revenue growth outlook to a range of 7.5 to 9 percent on a reported basis and 8.5 to 10 percent organically
•Reaffirming full-year 2022 EPS outlook range of $5.50 to $5.70 and adjusted EPS outlook range of $5.55 to $5.75

DUBLIN (April 26, 2022) - Allegion plc (NYSE: ALLE), a leading global provider of security products and solutions, today reported first-quarter 2022 net revenues of $723.6 million and net earnings of $93 million, or $1.05 per share. Excluding charges related to restructuring, acquisition and integration expenses, as well as a non-operating investment gain, adjusted net earnings were $95.2 million, or $1.07 per share, down 10.8 percent when compared with first-quarter 2021 adjusted EPS of $1.20.

First-quarter 2022 net revenues increased 4.2 percent when compared to the prior-year period (up 6.4 percent on an organic basis). The organic revenue increase was driven by improving price realization across the portfolio. Volume was essentially flat. Reported revenues reflect impacts from foreign currency and divestitures that offset the impact of acquisitions.

“The continued strength in demand is encouraging,” said David D. Petratis, Allegion chairman, president and CEO. “Americas non-residential and International markets are driving strong organic growth, and we were able to deliver significant improvement in price realization. Still, inflationary pressures persist, and supply chain, labor and electronic component challenges continue. We remain committed to driving price to offset inflationary pressures and expand margins."

The Allegion Americas segment revenues increased 5.9 percent (up 5.9 percent on an organic basis). The organic increase was driven by improving price realization that was slightly offset by lower volume as a result of continued supply chain constraints, electronics and other parts shortages as well as a tough prior-year comparable. The non-residential business was up low-double digits percent driven by strong price realization and a modest volume increase. The residential business was down mid-single digit percent against a large channel load-in during the prior year.

The Allegion International segment revenues were flat (up 7.6 percent on an organic basis). The organic increase was driven by solid price realization and volume growth primarily in the SimonsVoss, Interflex and Global Portable Security businesses.

First-quarter 2022 operating income was $117 million, a decrease of $14.3 million or 10.9 percent compared to 2021. Adjusted operating income in first-quarter 2022 was $122.5 million, a decrease of $11.5 million or 8.6 percent compared to 2021.

First-quarter 2022 operating margin was 16.2 percent, compared with 18.9 percent in 2021. The adjusted operating margin in first-quarter 2022 was 16.9 percent, compared with 19.3 percent in 2021. The 240-basis-point decrease in adjusted operating margin is attributable to higher material and freight costs, productivity challenges caused by supply chain pressures and incremental investments that more than offset volume leverage.

Additional Items
Interest expense for first-quarter 2022 was $11.9 million, down from $12.3 million for first-quarter 2021.

Other income net for first-quarter 2022 was $2.2 million, compared to other income net of $3.5 million in the same period of 2021.

The company’s effective tax rate for first-quarter 2022 was 13.2 percent, compared with 11.7 percent in 2021. The company’s adjusted effective tax rate for first-quarter 2022 was 14 percent, compared with 12.3 percent in 2021.

Cash Flow and Liquidity
Year-to-date available cash flow for 2022 was $11.8 million, a decrease of $93.7 million versus the prior year. The year-over-year decrease in available cash flow is due to lower year-to-date net earnings and seasonal timing of net working capital changes. Available cash flow is consistent with historical trends in the first quarter. The company ended first-quarter 2022 with cash and cash equivalents of $305.1 million, as well as total debt of $1,439.4 million.

Share Repurchases
During first-quarter 2022, the company repurchased approximately 0.5 million shares for $61 million under its previously authorized share repurchase program, which was approved by the company's board of directors in February 2020.

Acquisition of Stanley Access Technologies Business
On Friday, April 22, 2022, Allegion announced the acquisition of Stanley Access Technologies LLC (“Access Technologies”) and assets related to the automatic entrance solutions business from Stanley Black & Decker, Inc. (NYSE: SWK). The transaction is expected to close in the third quarter of 2022, subject to regulatory approval and customary closing conditions. Following the close of the transaction, Allegion expects to operate the Access Technologies business as part of the Allegion Americas segment.

“I’d like to reiterate how excited we are to welcome the Access Technologies business into the Allegion family,” said Petratis. “This acquisition adds a category market leader with high-quality products, an expansive service footprint and a strong financial profile to our portfolio. With a track record of innovation, the business and team are extremely complementary to Allegion."

2022 Standalone Outlook
The company is raising its full-year 2022 revenue outlook and now expects reported revenue growth of 7.5 to 9 percent and organic revenue growth of 8.5 to 10 percent, when compared with 2021, after excluding the expected impacts of acquisitions, divestitures and foreign currency movements.

The company is reaffirming full-year 2022 reported EPS to be in the $5.50 to $5.70 range, with adjusted EPS between $5.55 to $5.75. Adjustments to 2022 EPS of $0.05 per share include expected charges for restructuring, acquisition and integration expenses, as well as non-operating investment gains and losses.

The outlook includes incremental investment of approximately $0.15 to $0.20 per share; assumes a full-year adjusted effective tax rate of approximately 13 percent; and assumes an average diluted share count for the full year of approximately 88.5 million shares.

The company expects full-year 2022 available cash flow of approximately $470 to $490 million.

The standalone outlook information included above does not include Access Technologies or anticipated costs related to the transaction. The company will provide an updated outlook, which will include the impacts of the acquisition, after the transaction closes.

Conference Call Information
On Tuesday, April 26, 2022, David D. Petratis, chairman, president and CEO, and Mike Wagnes, senior vice president and chief financial officer, will conduct a conference call for analysts and investors, beginning at 8 a.m. ET, to review the company's results.

A real-time, listen-only webcast of the conference call will be broadcast live online. Individuals wishing to listen may access the call through the company's website at https://investor.allegion.com.

About Allegion™
Allegion (NYSE: ALLE) is a global pioneer in seamless access, with leading brands like CISA®, Interflex®, LCN®, Schlage®, SimonsVoss® and Von Duprin®. Focusing on security around the door and adjacent areas, Allegion secures people and assets with a range of solutions for homes, businesses, schools and institutions. Allegion had $2.9 billion in revenue in 2021, and its security products are sold around the world.

For more, visit www.allegion.com.

Non-GAAP Measures
This news release also includes adjusted non-GAAP financial information which should be considered supplemental to, not a substitute for or superior to, the financial measure calculated in accordance with GAAP. The company presents operating income, operating margin, net earnings and diluted earnings per share (EPS) on both a U.S. GAAP basis and on an adjusted (non-GAAP) basis, revenue growth on a U.S. GAAP basis and organic revenue growth on a non-GAAP basis, and adjusted EBITDA and adjusted EBITDA margin (both non-GAAP measures). The company presents these non-GAAP measures because management believes they provide useful perspective of the company’s underlying business results, trends and a more comparable measure of period-over-period results. These measures are also used to evaluate senior management and are a factor in determining at-risk compensation. Investors should not consider non-GAAP measures as alternatives to the related GAAP measures. Further information about the adjusted non-GAAP financial tables is attached to this news release.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, including statements regarding the continued impacts of the global COVID-19 pandemic, supply chain constraints, electronic component and labor shortages, inflation, rising freight and material costs, impacts of Russia’s invasion of Ukraine including further supply chain disruptions and the increased risk of cyber-attacks in connection with such invasion, the company's 2022 financial performance, the company’s business plans and strategy, the company’s growth strategy, the company’s capital allocation strategy, the company’s tax planning strategies, and the performance of the markets in which the company operates. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” or the negative thereof or variations thereon or similar expressions generally intended to identify forward-looking statements. Forward-looking statements may relate to such matters as projections of revenue, margins, expenses, tax provisions, earnings, cash flows, benefit obligations, dividends, share purchases or other financial items; any statements of the plans, strategies and objectives of management for future operations, including those relating to any statements concerning expected development, performance or market share relating to our products and services; any statements regarding future economic conditions or our performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. These statements are based on the company's currently available information and our current assumptions, expectations and projections about future events. They are subject to future events, risks and uncertainties - many of which are beyond the company’s control - as well as potentially inaccurate assumptions, that could cause actual results to differ materially from those in the forward-looking statements. Further information on these factors and other risks that may affect the company's business is included in filings it makes with the Securities and Exchange Commission from time to time, including its Form 10-K for the year ended Dec. 31, 2021, Form 10-Q for the quarters ended March 31, 2022, and in its other SEC filings. The company undertakes no obligation to update these forward-looking statements.

ALLEGION PLC
Condensed and Consolidated Income Statements
(In millions, except per share data)

UNAUDITED

	Three months ended March 31,
	2022	2021

Net revenues	$723.6	$694.3
Cost of goods sold	434.9	396.9
Gross profit	288.7	297.4

Selling and administrative expenses	171.7	166.1
Operating income	117.0	131.3

Interest expense	11.9	12.3
Other income, net	(2.2)	(3.5)
Earnings before income taxes	107.3	122.5

Provision for income taxes	14.2	14.3
Net earnings	93.1	108.2

Less: Net earnings attributable to noncontrolling interests	0.1	0.2

Net earnings attributable to Allegion plc	$93.0	$108.0

Basic earnings per ordinary share
attributable to Allegion plc shareholders:	$1.05	$1.19

Diluted earnings per ordinary share
attributable to Allegion plc shareholders:	$1.05	$1.18

Shares outstanding - basic	88.2	90.7
Shares outstanding - diluted	88.6	91.2

ALLEGION PLC
Condensed and Consolidated Balance Sheets
(In millions)

UNAUDITED

	March 31, 2022	December 31, 2021
ASSETS
Cash and cash equivalents	$305.1	$397.9
Accounts and notes receivables, net	324.3	283.3
Inventories	402.9	380.4
Other current assets	45.0	56.0
Total current assets	1,077.3	1,117.6
Property, plant and equipment, net	280.8	283.7
Goodwill	796.4	803.8
Intangible assets, net	434.0	447.5
Other noncurrent assets	419.1	398.4
Total assets	$3,007.6	$3,051.0

LIABILITIES AND EQUITY
Accounts payable	$258.4	$259.1
Accrued expenses and other current liabilities	310.5	329.5
Short-term borrowings and current maturities of long-term debt	12.6	12.6
Total current liabilities	581.5	601.2
Long-term debt	1,426.8	1,429.5
Other noncurrent liabilities	254.3	257.9
Equity	745.0	762.4
Total liabilities and equity	$3,007.6	$3,051.0

ALLEGION PLC
Condensed and Consolidated Statements of Cash Flows
(In millions)

UNAUDITED

	Three months ended March 31,
	2022	2021
Operating Activities
Net earnings	$93.1	$108.2
Depreciation and amortization	20.4	21.4
Changes in assets and liabilities and other non-cash items	(93.0)	(17.8)
Net cash provided by operating activities	20.5	111.8

Investing Activities
Capital expenditures	(8.7)	(6.3)
Other investing activities, net	2.4	1.7
Net cash used in investing activities	(6.3)	(4.6)

Financing Activities
Debt repayments, net	(3.1)	—
Dividends paid to ordinary shareholders	(35.8)	(32.5)
Repurchase of ordinary shares	(61.0)	(149.7)
Other financing activities, net	(5.0)	(5.0)
Net cash used in financing activities	(104.9)	(187.2)

Effect of exchange rate changes on cash and cash equivalents	(2.1)	(6.1)
Net decrease in cash and cash equivalents	(92.8)	(86.1)
Cash and cash equivalents - beginning of period	397.9	480.4
Cash and cash equivalents - end of period	$305.1	$394.3

SUPPLEMENTAL SCHEDULES

ALLEGION PLC	SCHEDULE 1

SELECTED OPERATING SEGMENT INFORMATION
(In millions)

	Three months ended March 31,
	2022	2021
Net revenues
Allegion Americas	$528.2	$498.9
Allegion International	195.4	195.4
Total net revenues	$723.6	$694.3

Operating income (loss)
Allegion Americas	$123.9	$135.4
Allegion International	19.6	15.4
Corporate unallocated	(26.5)	(19.5)
Total operating income	$117.0	$131.3

ALLEGION PLC	SCHEDULE 2

The Company presents operating income, operating margin, net earnings and diluted earnings per share (EPS) on both a U.S. GAAP basis and on an adjusted (non-GAAP) basis, revenue growth on a U.S. GAAP basis and organic revenue growth on a non-GAAP basis, and adjusted EBITDA and adjusted EBITDA margin (both non-GAAP measures). The Company presents these non-GAAP measures because management believes they provide useful perspective of the Company’s underlying business results and trends and a more comparable measure of period-over-period results. These measures are also used to evaluate senior management and are a factor in determining at-risk compensation. Investors should not consider non-GAAP measures as alternatives to the related U.S. GAAP measures.

The Company defines the presented non-GAAP measures as follows:
•Adjustments to operating income, operating margin, net earnings, EPS and EBITDA include items such as goodwill, indefinite-lived trade name and other asset impairment charges, restructuring charges, acquisition and integration costs, debt refinancing costs, gains or losses related to the divestiture of businesses or equity method investments and non-operating investment gains or losses;
•Organic revenue growth is defined as U.S. GAAP revenue growth excluding the impact of divestitures, acquisitions and currency effects; and
•Available cash flow is defined as U.S. GAAP net cash from operating activities less capital expenditures.

These non-GAAP measures may not be defined and calculated the same as similar measures used by other companies.

RECONCILIATION OF GAAP TO NON-GAAP NET EARNINGS

(In millions, except per share data)

	Three months ended March 31, 2022				Three months ended March 31, 2021
	Reported	Adjustments		Adjusted (non-GAAP)	Reported	Adjustments		Adjusted (non-GAAP)
Net revenues	$723.6	$—		$723.6	$694.3	$—		$694.3

Operating income	117.0	5.5	(1)	122.5	131.3	2.7	(1)	134.0
Operating margin	16.2%			16.9%	18.9%			19.3%

Earnings before income taxes	107.3	3.5	(2)	110.8	122.5	2.7	(2)	125.2
Provision for income taxes	14.2	1.3	(3)	15.5	14.3	1.1	(3)	15.4
Effective income tax rate	13.2%			14.0%	11.7%			12.3%
Net earnings	93.1	2.2		95.3	108.2	1.6		109.8

Noncontrolling interests	0.1	—		0.1	0.2	—		0.2

Net earnings attributable to Allegion plc	$93.0	$2.2		$95.2	$108.0	$1.6		$109.6

Diluted earnings per ordinary share attributable to
Allegion plc shareholders:	$1.05	$0.02		$1.07	$1.18	$0.02		$1.20

(1)Adjustments to operating income for the three months ended March 31, 2022, consist of $5.5 million of restructuring charges and acquisition and integration expenses. Adjustments to operating income for the three months ended March 31, 2021, consist of $2.7 million of restructuring charges.
(2)Adjustments to earnings before income taxes for the three months ended March 31, 2022 consist of the adjustments to operating income discussed above and a non-operating investment gain of $2.0 million. Adjustments to operating income for the three months ended March 31, 2021, consist of the adjustments to operating income discussed above.
(3)Adjustments to the provision for income taxes for the three months ended March 31, 2022 and 2021, consist of $1.3 million and $1.1 million, respectively, of tax expense related to the excluded items discussed above.

ALLEGION PLC	SCHEDULE 3

RECONCILIATION OF GAAP TO NON-GAAP REVENUE AND OPERATING INCOME BY REGION

(In millions)

	Three months ended March 31, 2022		Three months ended March 31, 2021
	As Reported	Margin	As Reported	Margin
Allegion Americas
Net revenues (GAAP)	$528.2		$498.9

Operating income (GAAP)	$123.9	23.5%	$135.4	27.1%
Restructuring charges	—	—%	0.1	0.1%
Adjusted operating income	123.9	23.5%	135.5	27.2%
Depreciation and amortization	8.9	1.6%	8.8	1.7%
Adjusted EBITDA	$132.8	25.1%	$144.3	28.9%

Allegion International
Net revenues (GAAP)	$195.4		$195.4

Operating income (GAAP)	$19.6	10.0%	$15.4	7.9%
Restructuring charges	0.7	0.3%	2.6	1.3%
Acquisition and integration costs	0.1	0.1%	—	—%
Adjusted operating income	20.4	10.4%	18.0	9.2%
Depreciation and amortization	9.7	5.0%	10.1	5.2%
Adjusted EBITDA	$30.1	15.4%	$28.1	14.4%

Corporate
Operating loss (GAAP)	$(26.5)		$(19.5)
Acquisition and integration costs	4.7		—
Adjusted operating loss	(21.8)		(19.5)
Depreciation and amortization	0.8		1.1
Adjusted EBITDA	$(21.0)		$(18.4)

Total
Net revenues	$723.6		$694.3

Adjusted operating income	$122.5	16.9%	$134.0	19.3%
Depreciation and amortization	19.4	2.7%	20.0	2.9%
Adjusted EBITDA	$141.9	19.6%	$154.0	22.2%

ALLEGION PLC	SCHEDULE 4

RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES TO AVAILABLE CASH FLOW AND NET EARNINGS TO ADJUSTED EBITDA
(In millions)

	Three months ended March 31,
	2022	2021
Net cash provided by operating activities	$20.5	$111.8
Capital expenditures	(8.7)	(6.3)
Available cash flow	$11.8	$105.5

	Three months ended March 31,
	2022	2021
Net earnings (GAAP)	$93.1	$108.2
Provision for income taxes	14.2	14.3
Interest expense	11.9	12.3
Depreciation and amortization	19.4	20.0
EBITDA	138.6	154.8

Other income, net	(2.2)	(3.5)
Acquisition and integration costs and restructuring charges	5.5	2.7
Adjusted EBITDA	$141.9	$154.0

ALLEGION PLC	SCHEDULE 5

RECONCILIATION OF GAAP REVENUE GROWTH TO NON-GAAP ORGANIC REVENUE GROWTH BY REGION

	Three months ended March 31,
	2022	2021
Allegion Americas
Revenue growth (GAAP)	5.9%	(2.6)%
Currency translation effects	—%	(0.3)%
Organic growth (non-GAAP)	5.9%	(2.9)%

Allegion International
Revenue growth (GAAP)	—%	20.2%
Acquisitions and divestitures	0.8%	1.5%
Currency translation effects	6.8%	(10.7)%
Organic growth (non-GAAP)	7.6%	11.0%

Total
Revenue growth (GAAP)	4.2%	2.9%
Acquisitions and divestitures	0.3%	0.4%
Currency translation effects	1.9%	(2.8)%
Organic growth (non-GAAP)	6.4%	0.5%